Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. Plans to Announce Second Quarter 2010 Financial Results
and Host a Conference Call on July 28, 2010

ATLANTA, July 13, 2010 – RPC Incorporated (NYSE: RES) announced today that it will release its financial results for the second quarter ended June 30, 2010 on Wednesday, July 28, 2010 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 28, 2010 at 9:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 661-5138 or (913) 312-1511 for international callers, and use conference ID# 4265781.  For interested individuals unable to join by telephone, the call also will be broadcast and archived for 90 days on the company's investor Web site at www.rpc.net.   Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor Web site can be found at www.rpc.net.

For information about RPC, Inc. or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-2140
irdept@rpc.net

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net

www.rpc.net